Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contacts:

Company Contact:

Pacira Pharmaceuticals, Inc.

James S. Scibetta, 973-254-3570

or

Investor Contact:

Pure Communications Inc.

Jennifer Beugelmans, 646-596-7473

Pacira Pharmaceuticals, Inc. Expands EXPAREL™ Commercial Team Infrastructure

Agreements with Leading Marketing and Logistics Firms to Support Anticipated EXPAREL Launch

PARSIPPANY, N.J. — Sept. 6, 2011 — Pacira Pharmaceuticals, Inc. (Nasdaq: PCRX), an emerging specialty pharmaceutical company, today announced that it has entered into agreements with Quintiles Commercial US, Inc. (Quintiles) and Integrated Commercialization Services, Inc. (ICS) to support the anticipated launch of EXPAREL™ (bupivacaine liposome extended-release injectable suspension), should it be approved by the Food and Drug Administration (FDA) later this year. EXPAREL is the company’s lead investigational product candidate for postsurgical pain management, which has been shown in Phase 3 clinical trials to be well-tolerated and to reduce postsurgical pain over an extended period of time compared with placebo.

Under the terms of the agreement with Quintiles, Quintiles will provide a U.S. sales force exclusively dedicated to EXPAREL that will consist of approximately 70 people and will support sales efforts through December 31, 2012, or beyond if extended in accordance with the terms of the agreement. Under the terms of the agreement with ICS, ICS will serve as the exclusive third party logistics provider to Pacira to support the U.S. commercialization of EXPAREL for the next three years. Both agreements may be terminated by Pacira at will in accordance with the terms of the two agreements.

“We have made significant progress executing our dynamic launch strategy for EXPAREL that leverages the growing body of positive clinical data and our supportive health outcome studies in anticipation of potential FDA approval in late October,” said David Stack, president and chief executive officer of Pacira Pharmaceuticals, Inc. “Under the terms of our agreement with Quintiles, we will have direct input into the selection of the newly developed, Pacira-specific sales force, which should allow us to create a dynamic, engaged team and leverage the expertise and functionality of the Quintiles organization.  We believe these data, the valuable relationships we are building and strengthening within key clinical communities, and these new agreements will position us to aggressively launch EXPAREL if it is approved later this year.  We remain excited about the opportunity to commercialize EXPAREL as we believe it can provide unique utility and health outcome benefits to physicians, patients and hospitals.”

About Pacira

Pacira Pharmaceuticals, Inc. is an emerging specialty pharmaceutical company focused on the development, manufacture and commercialization of novel pharmaceutical products, based on its proprietary DepoFoam® drug delivery technology, for use in hospitals and ambulatory surgery centers. In December 2010, Pacira announced that its New Drug Application (NDA) for EXPAREL, the company’s most advanced investigational product candidate, had been accepted for filing by the U.S. Food and Drug Administration (FDA). The FDA has assigned a Prescription Drug User Fee Act (PDUFA) goal date of October 28, 2011 for the review of the EXPAREL NDA. EXPAREL is a bupivacaine-based product and has completed extensive Phase 3 clinical development for postsurgical analgesia by infiltration. EXPAREL consists of bupivacaine encapsulated in DepoFoam, which is designed to address the limitations of widely used medications by enhancing their dosing and/or administration profile. Additional information about Pacira is available at www.pacira.com.

About EXPAREL™

EXPAREL is Pacira’s proprietary drug candidate consisting of bupivacaine encapsulated in DepoFoam®, both of which are currently used separately in FDA-approved products. Bupivacaine is a well-characterized anesthetic/analgesic that has an established safety profile with more than 20 years of use in the United States. Market data indicate that there is an unmet medical need for a longer-acting anesthetic/analgesic for postsurgical pain management. Several Phase 2 and Phase 3 clinical trials have been completed for EXPAREL and suggest statistically significant reduction of pain in soft tissue and orthopedic surgery in different surgical models. Clinical data from Phase 3 trial 316 suggest that EXPAREL provides analgesia for up to 72 hours post-surgery, the primary endpoint for the trial. The safety of EXPAREL was evaluated in 10 randomized, double-blind, local administration into the surgical site clinical studies involving 823 patients; the most common adverse events following EXPAREL administration were nausea, constipation, and vomiting.

Safe Harbor

This press release contains forward-looking statements of Pacira Pharmaceuticals that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: the company’s plans to develop and commercialize EXPAREL; the Company’s plans to continue to manufacture and provide support services for its commercial partners who have licensed DepoCyt(e) and DepoDur; the timing of, and the Company’s ability to obtain, regulatory approval of EXPAREL; the timing of the Company’s anticipated commercial launch of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the Company’s ability to serve those markets; the Company’s plans to expand the indications of EXPAREL to include nerve block and epidural administration; and our commercialization and marketing capabilities.  Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements; including, the Company is dependent on the success of EXPAREL and cannot guarantee that it will receive regulatory approval or be successfully commercialized; the Company faces significant competition and its operating results will suffer if it fails to compete effectively; if the Company is unable to establish effective marketing and sales capabilities or enter into agreements with third parties to handle marketing and sales, the Company may be unable to generate product revenues; if EXPAREL does not achieve broad market acceptance, the revenues that Company generates from its sales will be limited; the Company may not receive regulatory approval for EXPAREL or the approval may be delayed; the Company has incurred significant losses since its inception and anticipates that it will incur continued losses for the foreseeable future; the Company will need to raise additional financing to continue as a going concern and may be unable to raise capital when needed; and those risks discussed in “Risk Factors” and elsewhere in Pacira Pharmaceuticals’  Annual Report on Form 10-K,  filed with the Securities and Exchange Commission on March 31, 2011 and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release represent Pacira Pharmaceutical’s views as of the date of this press release. The Company anticipates that subsequent events and development will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Pacira Pharmaceutical’s views as of any date subsequent to the date of this press release.

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